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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               SEPTEMBER 1, 1997
                Date of Report (Date of earliest event reported)

                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                           1-13626                           75-2293354
(State or other jurisdiction               (Commission                       (IRS Employer
     of incorporation)                     File Number)                   Identification No.)

                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
             (Address of principal executive offices and zip code)

                                 (972) 420-8200
                        (Registrant's telephone number,
                              including area code)
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ITEM 5. OTHER EVENTS

(a) COMBINED FINANCIAL RESULTS

     On August 11, 1997, the Registrant acquired all of the issued and outstanding shares of capital stock of Specialty Healthcare Management, Inc., a Delaware corporation ("Specialty"), pursuant to a Share Exchange Reorganization Agreement dated as of April 25, 1997, by and among the Registrant, Specialty, and the stockholders of Specialty, as amended by an amendment dated as of July 2, 1997. In the transaction, the Registrant issued 1,400,000 shares of its Common Stock to the Speciality stockholders in exchange for the Speciality shares. The issuance of the shares of the Registrant's Common Stock was approved at a special meeting of stockholders of the Registrant held on August 11, 1997. The Speciality transaction was reported by the Registrant in a Current Report on Form 8-K dated August 11, 1997 filed with the Securities and Exchange Commission.

     The Speciality transaction was accounted for as a pooling of interests. Set forth below is a Consolidated Statement of Income of the Registrant for the month ended September 30, 1997 representing financial results for thirty days of combined operations following the consummation of the Specialty transaction.

                           HORIZON HEALTH CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                                                 FOR THE
                                                               MONTH ENDED
                                                              SEPTEMBER 30,
                                                                  1997
                                                              -------------
REVENUES:
  Contract management revenue...............................   $8,891,547
  Other.....................................................      663,093
                                                               ----------
          Total revenues....................................    9,554,640
EXPENSES:
  Salaries and benefits.....................................    5,016,265
  Purchased services........................................    1,563,344
  Provision for bad debts...................................       61,165
  Other.....................................................    1,311,981
  Depreciation and amortization.............................      181,384
                                                               ----------
          Total operating expenses..........................    8,134,139
Operating income............................................    1,420,501
Other income (expense)
  Interest income and other.................................       36,991
                                                               ----------
Income before income taxes and minority interest............    1,457,492
Income tax expense..........................................      590,279
                                                               ----------
Income before minority interest.............................      867,213
Minority interest...........................................       (7,952)
                                                               ----------
Net income..................................................      875,165
                                                               ==========
Earnings per common share:
  Net income per common share...............................   $     0.11
                                                               ==========
Weighted average common shares and common equivalent shares
  outstanding...............................................    8,149,374
                                                               ==========

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(b) AGREEMENT FOR ACQUISITION OF ACORN BEHAVIORAL HEALTHCARE MANAGEMENT, INC.

     On October 20, 1997, the Registrant entered into a Stock Purchase Agreement to acquire all of the outstanding capital stock of Acorn Behavioral HealthCare Management Corporation, a Pennsylvania corporation ("Acorn"), for approximately $12.7 million in cash (the "Acorn Acquisition"). The Stock Purchase Agreement is with Dr. Melvyn S. Goldsmith, Ph.D. and Barbara C. Goldsmith, the sole stockholders of Acorn, and Acorn. The Registrant expects to fund the Acorn acquisition out of its existing working capital and borrowings of approximately $11.6 under its existing revolving credit facility.

     Acorn provides employee assistance programs and other related services to self-insured employers. At October 1, 1997, Acorn had approximately 122 contracts with employers covering approximately 246,000 employees and, under most contracts, the dependents of the employees. The services under the contracts are primarily provided by independent health care professionals that have contracted with Acorn on a fee-for-service basis. At October 1, 1997, Acorn's provider network was composed of over 7,000 individual providers located throughout the United States. Acorn is headquartered in the Philadelphia metropolitan area and employs 52 employees, all of which are located in its corporate offices.

     The Registrant presently expects to close the Acorn Acquisition on October 31, 1997. However, the transaction is subject to various conditions and there can be no assurance as to whether or when such acquisition will be completed.

(c) AMENDMENT TO REVOLVING CREDIT LOAN FACILITY

     On October 16, 1997, the Registrant entered into a Fifth Amendment to Loan Agreement among Texas Commerce Bank National Association ("TCB"), the Registrant and certain of its subsidiaries, pursuant to which the commitment under the existing revolving credit facility of the Registrant was increased to $14.0 million and the borrowing base limitation was removed. On October 16, 1997, the Registrant had no outstanding borrowings under the revolving credit facility and, as a result, the entire $14.0 million commitment amount was available to the Registrant at such date. The Registrant estimates that, after funding of the Acorn Acquisition, availability under the revolving credit facility will be $2.4 million. See "Commitment for New Credit Facility" below.

(d) COMMITMENT FOR NEW CREDIT FACILITY

     On October 13, 1997, the Registrant entered into a commitment letter dated October 8, 1997 with TCB and Chase Securities Inc., under which Chase agreed to act as exclusive advisor and arranger for a senior secured credit facility in an aggregate amount of up to $50.0 million (the "New Credit Facility") and TCB committed to provide up to $20.0 million of the facility and to act as administrative agent. The New Credit Facility would consist of a $10.0 million revolving credit facility to fund ongoing working capital requirements and a $40.0 million advance term loan facility to finance future acquisitions by the Registrant. The New Credit Facility will replace Registrant's existing $14.0 million revolving credit facility with TCB and it is currently anticipated that the New Credit Facility will be put in place by early December, 1997.

     The Registrant will be the borrower under the New Credit Facility which will be unconditionally guaranteed by all material subsidiaries of the Registrant. The $10.0 million revolving credit facility will have a term of three years from closing and the $40.0 million advance term loan facility will have a term of five years from closing, with drawdowns available for two years. Once a drawdown is made under the advance term loan facility, the commitment thereunder will be reduced by the amount funded. Each acquisition will require a separate note (the "Acquisition Note") that will provide for quarterly principal payments, beginning at the end of the two-year advance period, based upon a five year amortization schedule. Principal outstanding under the New Credit Facility will bear interest at the "Base Rate" (the greater of the Agent's "prime rate" or the federal funds rate plus 1/2%) plus 0% to .50% (depending on the Registrant's Indebtedness to EBITDA Ratio as defined in the Commitment Letter) or the "Eurodollar Rate" plus .75% to 1.50% (depending on the Indebtedness to EBITDA Ratio), as selected by the Registrant in accordance with the terms of the facility. The Registrant will incur quarterly commitment fees ranging from .25% to .375% per annum (depending on

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the Indebtedness to EBITDA Ratio) on the unused portion of the revolving credit facility and unused portion of the advance term loan facility.

     The Registrant will be subject to certain covenants under the agreements which will govern the New Credit Facility, including prohibitions against (i) incurring additional debt or liens, except specified permitted debt or permitted liens, (ii) certain material acquisitions, other than specified permitted acquisitions (including any single acquisition not greater than $10.0 million or cumulative acquisitions not in excess of $20.0 million during any four consecutive quarterly periods), (iii) certain mergers, consolidations or asset dispositions by the Registrant or changes of control of the Registrant, (iv) certain management vacancies at the Registrant, and (v) material change in the nature of business conducted. In addition, the terms of the New Credit Facility will require the Registrant to satisfy certain ongoing financial covenants. The New Credit Facility will be secured by a first lien or first priority security interest in and/or pledge of all of the assets of the Registrant and of all of the present and future subsidiaries of the Registrant.

     Because the terms, conditions and covenants of the New Credit Facility are subject to the negotiation, execution and delivery of the definitive loan documents, certain of the actual terms, conditions and covenants thereof may differ from those described above.

(e) EXECUTIVE RETENTION AGREEMENT

     Effective September 1, 1997, the Registrant entered into an Executive Retention Agreement with James Ken Newman. Pursuant to the Executive Retention Agreement, Mr. Newman agreed to continue to serve as Chairman and Chief Executive Officer of the Company. Mr. Newman has served as President and Chief Executive Officer of the Registrant since July 1989, and as Chairman since February 1992. Effective September 1, 1997, Robert A. Lefton was elected President of the Registrant.

     The Executive Retention Agreement has a five year term, subject to automatic renewal so that it maintains a three year term at all times until the Registrant elects to terminate such automatic renewal provision which it can elect to do at any time. Under the agreement, Mr. Newman receives an annual salary of $280,000, subject to increase by the Registrant in its discretion, and is to be provided with a bonus plan which, if performance criteria to be established as a part of the plan are satisfied, will permit Mr. Newman to earn a bonus up to 100% of his base salary. At any time during the term of the agreement, Mr. Newman may elect to retire, in which case he will become a consultant to the Registrant for the remaining term of the Agreement at a compensatory level equal to seventy-five percent (75%) of his base salary at the time of retirement. Any stock options granted to Mr. Newman during the term of the Agreement are to have a ten year term and vest not less than 10% per year at the end of each of the first eight years and be fully vested at the end of nine years, subject, however, to acceleration upon the occurrence of certain events.

     The agreement contains certain confidentiality and non-competition provisions. The non-competition agreements stay in place so long as Mr. Newman receives severance payments under the agreement which will be for the remaining term of the agreement in the event of termination of the agreement under certain conditions. Mr. Newman may limit the term of the non-competition agreement to 24 months by electing to forego any additional severance payments after such period. In the event Mr. Newman voluntarily resigns, no severance payments are payable but he will be subject to the non-competition agreement for 24 months after the date of resignation.

     The agreement has certain provisions which provide for the acceleration of the vesting of stock options and the resignation of Mr. Newman for good reason after the occurrence of a change of control of the Registrant.

(f) AMENDMENTS TO STOCK OPTION PLANS

     At a regularly scheduled meeting of the Compensation Committee of the Board of Directors of the Registrant held on July 31, 1997, the Committee unanimously adopted amendments to both the 1989 Stock Option Plan and 1995 Stock Option Plan of the Registrant which authorized that stock options outstanding under the Plans may be amended to provide that the stock options will not terminate upon the termination of

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employment or director status of the option holder with the Registrant or any of its affiliates if the option holder continues to serve as a consultant to the Registrant or any of its affiliates. Under such amendments, upon the subsequent termination of the option holder's status as a consultant to the Registrant or its affiliates, the stock options terminate and cease to be exercisable on the same basis as would have otherwise been applicable upon termination of employment or director status.

     At a regularly scheduled meeting of the Board of Directors of the Registrant held on August 1, 1997, the Board unanimously adopted amendments to both the 1995 Stock Option Plan and the 1995 First Amended and Restated Stock Option Plan For Eligible Outside Directors which, under certain circumstances, allows option holders who are subject to the reporting provisions of Section 16 of the Securities Exchange Act of 1934 to have the Registrant withhold, upon exercise of a stock option, from the number of shares otherwise issuable, a number of shares having a fair market value sufficient to satisfy the option holder's U.S. Federal, state, and local tax withholding requirements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

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
        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated October 20, 1997, among the Registrant, Dr. Melvyn S. Goldsmith, Ph.D., Barbara
                            C. Goldsmith and Acorn Behavioral HealthCare Management
                            Corporation (filed herewith). (Schedules to the Stock
                            Purchase Agreement are omitted but the Registrant will
                            furnish supplementally a copy of any omitted schedule to
                            the Commission upon request.)
          10.1           -- Fifth Amendment to Loan Agreement, by and among Texas
                            Commerce Bank National Association ("TCB"), the
                            Registrant, Horizon Mental Health Management, Inc. and
                            Mental Health Outcomes, Inc., dated as of October 16,
                            1997 (filed herewith).
          10.2           -- Amended and Restated Revolving Credit Note, dated October
                            16, 1997, made by the Registrant, Horizon Mental Health
                            Management, Inc. and Mental Health Outcomes, Inc. in the
                            principal sum of up to $14,000,000 and payable to TCB
                            (filed herewith).
          10.3           -- Horizon Health Corporation Senior Secured Credit Facility
                            Commitment Letter, dated as of October 8, 1997, among the
                            Registrant, TCB and Chase Securities, Inc. (filed
                            herewith).
          10.4           -- Executive Retention Agreement effective September 1,
                            1997, between Registrant and James Ken Newman (filed
                            herewith).
          10.5           -- Amendments to 1989 Stock Option Plan and 1995 Stock
                            Option Plan (filed herewith).
          10.6           -- Amendments to 1995 Stock Option Plan and 1995 First
                            Amended and Restated Stock Option Plan for Eligible
                            Outside Directors (filed herewith).
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HORIZON HEALTH CORPORATION

Date: October 21, 1997                      By:     /s/ JAMES W. MCATEE
                                              ----------------------------------
                                                       James W. McAtee
                                              Executive Vice President, Finance
                                                        & Administration
                                                (Principal Financial Officer)

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                               INDEX TO EXHIBITS

EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Stock Purchase Agreement, dated October 20, 1997, among the Registrant, Dr. Melvyn S. Goldsmith, Ph.D., Barbara
                            C. Goldsmith and Acorn Behavioral HealthCare Management
                            Corporation (filed herewith). (Schedule to the Stock
                            Purchase Agreement are omitted but the Registrant will
                            furnish supplementally a copy of any omitted schedule to
                            the Commission upon request.)
          10.1           -- Fifth Amendment to Loan Agreement, by and among Texas
                            Commerce Bank National Association ("TCB"), the
                            Registrant, Horizon Mental Health Management, Inc. and
                            Mental Health Outcomes, Inc., dated as of October 16,
                            1997 (filed herewith).
          10.2           -- Amended and Restated Revolving Credit Note, dated October
                            16, 1997, made by the Registrant, Horizon Mental Health
                            Management, Inc. and Mental Health Outcomes, Inc. in the
                            principal sum of up to $14,000,000 and payable to TCB
                            (filed herewith).
          10.3           -- Horizon Health Corporation Senior Secured Credit Facility
                            Commitment Letter, dated as of October 8, 1997, among the
                            Registrant, TCB and Chase Securities, Inc. (filed
                            herewith).
          10.4           -- Executive Retention Agreement effective September 1,
                            1997, between Registrant and James Ken Newman (filed
                            herewith).
          10.5           -- Amendments to 1989 Stock Option Plan and 1995 Stock
                            Option Plan (filed herewith).
          10.6           -- Amendments to 1995 Stock Option Plan and 1995 First
                            Amended and Restated Stock Option Plan for Eligible
                            Outside Directors (filed herewith).